Exhibit 99.1 Annual Shareholders’ Meeting November 19, 2025

Agenda Call to Order – David M. Orbach, Executive Chairman Introduction of Directors and Senior Officers Inspector of Elections’ Report Presentation of Proposals Report to Shareholders Vote Report Adjournment Page 2

Business of Annual Shareholders Meeting 1. Election of Directors – Elect one director to serve until the 2026 annual meeting and three directors to serve until the 2028 annual meeting • Marc Lebovitz • Robert Mustard • Douglas M. Sonier • William P. Taylor 2. The ratification of the appointment of Baker Tilly US, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2026 Page 3

Disclaimer Forward-Looking Statements Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, inflation, general economic conditions or conditions within the securities markets, including potential recessionary conditions, the impact of the current federal government shutdown, real estate market values in the Bank’s lending area changes in the quality of our loan and security portfolios, increases in non-performing and classified loans, economic assumptions or changes in our methodology that may impact our allowance for credit losses calculation, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, the availability of low-cost funding, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the imposition of tariffs or other domestic or international governmental policies and retaliatory responses, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyber attacks, the failure to maintain current technologies, failure to retain or attract employees and legislative, accounting and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged. Our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statement. Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures include core net income, core return on average assets, tangible book value to assets, and tangible book value per share. Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Page 4

Overview of Somerset Regal Bank



Bergen
Morris
Warren
Essex
New York
Hudson
Union
Kings
Hunterdon
Richmond
Middlesex
Monmouth
Mercer

County	Rank	Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Projected Population Change 2025-2030 (%)	Median HH Income 2025 ($)	Projected HH Income Change 2025-2030 (%)
Somerset	10	5	364,553	2.09	3.52	152,240	10.25
Essex	16	4	233,462	0.81	3.38	89,274	14.42
Hunterdon	13	2	133,606	2.21	1.80	145,344	6.15
Middlesex	33	1	64,919	0.13	3.45	116,859	10.97
Union	27	1	29,100	0.12	4.12	113,069	12.45
Morris	26	1	25,793	0.09	2.56	145,692	8.85
Total		**14**	**851,433**				
New Jersey Franchise					**3.20**	**129,658**	**10.84**
State of New Jersey					**2.59**	**108,801**	**10.25**
National					**2.58**	**86,867**	**11.30**

Source: SNL Financial. Deposit information as of June 30, 2025.

Somerset Regal Bank Offices

★ **Bound Brook**
220 West Union Ave.

Flemington
141 Broad St.

Florham Park
30 Columbia Turnpike

Livingston
66 W Mt. Pleasant Ave.

Manville
41 South Main St.

Middlesex
1305 Bound Brook Rd.

Milburn
290 Milburn Ave.

Raritan
802 Somerset St.

Roseland
180 Eagle Rock Ave.

Somerville
64 West End Ave.

Springfield
899 Mountain Ave.

Whitehouse
410 Route 22 West

West Orange
641 Eagle Rock Ave.

Somerset
464B Elizabeth Ave.

- **Somerset Regal Bank is a New Jersey chartered commercial bank headquartered in Bound Brook.**
- **Operates 14 full-service branch locations in six counties in northern and central New Jersey.**
- **Converted to a public structure on September 19, 2023, raising $90.6 million.**
- **Following completion of the conversion and stock offering, Regal Bancorp merged with and into SR Bancorp.**
- **SR Bancorp trades on NASDAQ under the symbol SRBK.**

SR BANCORP

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Financial Highlights

Dollars in Thousands (except per share amounts)	FY 2024	FY 2025	Q1 2026
Assets	$1,020,844	$1,084,405	$1,110,096
Net Loans	$731,859	$797,166	$826,371
Deposits	$807,100	$846,022	$869,612
GAAP Net Income	($10,860)	$5,136	$693
Core Net Income[1]	$950	$3,106	$475
GAAP EPS	($1.59)	$0.61	$0.09
Core EPS[1]	$0.14	$0.37	$0.06
GAAP ROAA	(1.10%)	0.49%	0.06%
Core ROAA[1]	0.10%	0.29%	0.04%
Book Value Per Share	$20.98	$21.83	$22.12
Tangible Book Value Per Share[2]	$18.02	$18.83	$19.08
Noninterest Exp / Avg Assets	3.51%	2.56%	2.60%
Non-Performing Assets	$50	$0	$0

Financial data for SR Bancorp's Fiscal Year Ended June 30 or for the quarter ended September 30, 2025.

1) *Core net income for fiscal year ended June 30, 2024 is net income less $4.4 million in one-time merger related expenses, $4.2 million provision for credit losses on acquired loan portfolio, $5.4 million charitable contribution to the foundation, $4.1 million net accretion income related to fair value adjustments and $4.5 million loss on the sale of AFS securities, tax affected. Core net income for fiscal year ended June 30, 2025 is net income less $2.8 million net accretion income related to fair value adjustments. Core net income for quarter ended September 30, 2025 is net income less $303,000 net accretion income related to fair value adjustments.*
2) *Tangible book value per share is calculated based on total stockholders' equity, excluding intangible assets (goodwill and core deposit intangibles), divided by total shares outstanding as of the periods indicated. Goodwill and core deposit intangibles were $28,141, $26,708 and $26,393 at FY 2024, FY 2025 and Q1 2026, respectively.*

SR BANCORP
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Financial Highlights – Total Assets • Assets grew since the merger with Regal Bank in September 2023 st • Strong loan growth fueled 1 quarter 2026 asset growth $1,110.1M $1,084.4M $1,020.8M $651.5M $648.6M $639.4M 2021 2022 2023 2024 2025 Q1 2026 Loans Receivable, Net Securities - AFS Cash and Cash Equivalents Securities - HTM Premises and Equipment, Net Other Assets Bank Owned Life Insurance Financial data for Somerset Savings Bank, SLA for 2021, 2022 and 2023 fiscal years and for SR Bancorp’s for fiscal 2024 and 2025 and for the quarter ended September 30, 2025. Page 7

Financial Highlights – Total Loans At September 30, Dollars in Thousands 2023 2024 2025 Owner occupied commercial real estate loans $ 60,850 $ 59,229 $ 52, 385 Other commercial real estate loans 75,357 75,415 80,969 Multi-family loans 171,427 205,929 224, 867 Commercial and industrial loans 12,789 12,092 17,646 Total commercial loans 320,423 352,665 375,867 Residential mortgage loans 362,704 406,258 439, 851 Consumer and other loans 12,371 11,706 13,786 Total loans 695,498 770,629 829,504 Allowance for credit losses (5,325) (5,075) (5,533) Deferred loan costs, net 2,230 2,163 2,400 Loans receivable, net $ 692,403 $ 767,717 $ 826,371 Page 8

Financial Highlights – Loan Composition Loan Composition at 9/30/25 CRE Concentration Owner occupied Consumer commercial real Non-owner and other estate loans, 6.31% occupied, loans, 1.66% 49.37% Other commercial real estate loans, 9.76% Residential mortgage Multi-family Owner loans, loans, occupied, Multi-family, 53.03% 27.11% 31.94% 138.83% Commercial and industrial loans, 2.13% Amounts as a % of Tier 1 Capital • 2.70% of our commercial loans are office. • We have no NYC exposure! Page 9

Financial Highlights – Asset Quality Allowance for Credit Losses / Gross Loans NPLs / Gross Loans 0.71% 0.67% 0.67% 0.09% 0.36% 0.33% 0.31% 0.01% 0.00% 0.00% 0.00% 0.00% 2021 2022 2023 2024 2025 Q1 2026 2021 2022 2023 2024 2025 Q1 2026 NCOs / Avg. Loans 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 2021 2022 2023 2024 2025 Q1 2026 Financial data for Somerset Savings Bank, SLA for 2021, 2022 and 2023 fiscal years and for SR Bancorp’s for fiscal 2024 and 2025 and for the quarter ended September 30, 2025. Page 10

Financial Highlights – Deposits Deposit Trends Cost of Gross Loans / Deposits Deposits 0.53% 1.63% 2.13% 0.32% 0.46% 2.15% 95.66% 94.86% $869.6M 91.33% $819.4M $807.1M $522.1M $510.0M $503.9M 72.11% 64.30% 60.38% 2021 2022 2023 2024 2025 Q1 2026 2021 2022 2023 2024 2025 Q1 2026 Non-Interest Demand Deposits Interest-Bearing Demand Deposits Savings and Club Accounts Time Deposits Financial data for Somerset Savings Bank, SLA for 2021, 2022 and 2023 fiscal years and for SR Bancorp’s for fiscal 2024 and 2025 and for the quarter ended September 30, 2025. Page 11

Financial Highlights - Profitability Core ROAA* Core Net Income* $3,106 0.31% 0.29% 0.29% $1,995 $1,871 0.20% $1,229 $950 0.10% $475 0.04% 2021 2022 2023 2024 2025 Q1 2026 2021 2022 2023 2024 2025 Q1 2026 Net Interest Margin Non Interest Expense / Avg. Assets 3.51% 3.19% 3.05% 2.93% 2.60% 2.56% 2.25% 2.03% 1.95% 1.70% 1.70% 1.85% 2021 2022 2023 2024 2025 Q1 2026 2021 2022 2023 2024 2025 Q1 2026 Financial data for Somerset Savings Bank, SLA for 2021, 2022 and 2023 fiscal years and for SR Bancorp’s for fiscal 2024 and 2025 and for the quarter ended September 30, 2025. Noninterest expenses for the fiscal year ended June 30, 2024 include $4.4 million in one-time merger expenses. *GAAP net income ($10,860), $5,136 and $693 for the periods ending June 30, 2024, June 30, 2025 and September 30, 2025, respectively. GAAP ROAA was Page 12 (1.10%), 0.49% and 0.25% for the periods ending June 30, 2024, June 30, 2025 and September 30, 2025, respectively.

Creating Shareholder Value

- On September 19, 2024, we adopted our initial stock repurchase program since becoming a public company. We completed this share repurchase on August 4, 2025 at an average price of $12.09.
- On July 8, 2025, we approved the repurchase of an additional 886,137 shares, or approximately 10% of our then outstanding shares. We repurchased 198,310 shares at an average price of $14.71 during the three months ended September 30, 2025.

	2021	2022	2023	2024	2025	Q1 2026
Tier 1 Capital (to average total assets)	19.9%	19.4%	19.6%	16.8%	15.5%	15.5%
Equity / Total Assets	19.1%	18.2%	18.7%	19.5%	17.9%	17.3%
Tangible Equity / Tangible Assets[1]	19.1%	18.2%	18.7%	17.3%	15.8%	15.3%
Common Shares Outstanding[2]	-	-	-	9,507,930	8,875,170	8,676,860

Financial data for Somerset Savings Bank SLA for 2021, 2022 and 2023 fiscal years and for SR Bancorp's fiscal years 2024 and 2025 and for the quarter ended September 30, 2025.

1) *Tangible book value per share is calculated based on total stockholders' equity, excluding intangible assets (goodwill and core deposit intangibles), divided by total shares outstanding as of the periods indicated. Goodwill and core deposit intangibles were $28,141, $26,708 and $26,393 at FY 2024, FY 2025 and Q1 2026, respectively.*

SR BANCORP
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Overview of SR Bancorp, Inc. Stockholder Information (NASDAQ: SRBK) Ownership Market Information as of 11/14/25 Institutional 29.0% Total Market Cap (mm) $131.5 1 Insider* 17.6% Tangible Book Value $165,540 Tangible Book Value / Share $19.08 Dividend Yield 1.32% Price / Tangible Book 79% LTM Dividend Payout 27.78% Price / LTM EPS 28.1x Ownership information based on Proxy Statement and S&P Global Market Intelligence as of 9/30/25. Market information as of 11/14/25. *Includes 9.78% of the shares of common stock outstanding owned by the ESOP and the 401(k) Plan. 1) Tangible book value per share is calculated based on total stockholders’ equity, excluding intangible assets (goodwill and core deposit intangibles), divided by total shares outstanding as of the periods indicated. Goodwill and core deposit intangibles were $26,393 at Q1 2026. Book value and book value per share at Q1 2026 were $191,933 and $22.12, respectively. Dollars in thousands. Page 14

Tangible Book Value Growth 50.0% 53.5% 52.6% 51.3% 61.4% 64.6% 65.2% 72.3% 79.1% P/TBV $16.00 $19.50 $15.00 $19.00 $14.00 $13.00 $18.50 $12.00 $18.00 $11.00 $10.00 $17.50 $9.00 $8.00 $17.00 9/30/23 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 TBV Stock Price Source: S&P Global Market Intelligence. Page 15 Stock Price TBV

Creating Shareholder Value Since IPO – September 20, 2023 Price on 11/14/25 - $15.15 70.0% S&P 500 60.0% 53.0% 50.0% SRBK 51.5% 40.0% Nasdaq Bank 40.9% 30.0% KRX 32.5% 20.0% 10.0% 0.0% -10.0% -20.0% -30.0% SRBK (51.5%) Nasdaq Bank (40.9%) KBW Nasdaq Regional Bank (32.5%) S&P 500 (53.0%) Source: S&P Global Market Intelligence as of 11/14/25. Page 16

Charitable Foundation • Somerset Regal Bank has taken an active role in improving the quality of life for families and businesses in the communities we serve. • The Somerset Regal Charitable Foundation has strengthened our commitment to building a long-term partnership with the community while continuously supporting development in four primary areas: Health and Youth Affordable Human Education Programs Housing Services For 2025, the Foundation made 23 grants totaling $355,000 in donations. Page 17

Questions and Answers

220 W. Union Avenue Bound Brook, NJ 08805 somersetregalbank.com